Exhibit 99.1

NEWS RELEASE

Contacts:	Raymond J. Pacini
Chief Executive Officer
California Coastal Communities, Inc.
(949) 250-7781

CALC Announces Litigation Between Water and Sewer Providers at Brightwater Project:

- Company and its counsel believe claims are not meritorious

IRVINE, California, January 9, 2006 — California Coastal Communities, Inc. (NASDAQ: CALC) reported that it has filed an opposition to the motion for a preliminary injunction being sought by Golden State Water Company to stop the City of Huntington Beach from providing water to the Company’s Brightwater residential development project on the Bosa Chica mesa.  Golden State also seeks compensatory and punitive damages from the Company’s homebuilding subsidiaries and from Huntington Beach.

The Company has been advised by its counsel that it has very strong defenses to the claims by Golden State and that the ability of Golden State to obtain a preliminary injunction is very remote.  However, there can be no assurance that an injunction will not issue which, if upheld on appeal, would cause substantial delay to the Company’s current Brightwater development schedule.

The Company’s CEO, Raymond J. Pacini, commented, “While we believe that their chance of obtaining an injunction is a considerable long shot, in the interests of prudent disclosure we are issuing this press release and concurrently filing a Form 8-K with the SEC.”

The preliminary injunction hearing is scheduled for January 22, 2007 in Orange County Superior Court.

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The Company is a residential land development and homebuilding company operating in Southern California. The Company’s principal subsidiaries are Signal Landmark and Hearthside Homes, Inc. Signal Landmark owns 110 acres on the Bolsa Chica mesa, where construction commenced in June 2006 for the development of 356 single-family homes in the Brightwater residential community. Brightwater represents one of the last opportunities to develop a master-planned community on the Southern California coast. Hearthside Homes has delivered over 2,000 homes to families throughout Southern California since its formation in 1994.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain of the foregoing information contains forward-looking statements that relate to future events or the Company’s future financial performance.  These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, or the negative of such terms or other comparable terminology.  These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, goals, expectations and intentions, the timing and outcomes of litigation, and other statements contained herein that are not historical facts.

Forward-looking statements are based on current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors — many of which are out of the Company’s control and difficult to forecast — that may cause actual results to differ materially from those that may be described or implied.  For a further discussion of these and other risks and uncertainties applicable to the Company’s business, see the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, and its Annual Report on Form 10-K for the year ended December 31, 2005 in addition to its other future and past public filings with the Securities and Exchange Commission (“SEC”), all of which may be obtained free of charge through the website maintained by the SEC at http://www.sec.gov.

The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

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